EXHIBIT 32

CERTIFICATION

The undersigned hereby certify that the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 of PHL Variable Insurance Company (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Philip K. Polkinghorn		/s/ Peter A. Hofmann
Name:	Philip K. Polkinghorn	Name:	Peter A. Hofmann
Title:	President	Title:	Senior Executive Vice President and
Chief Financial Officer
Date:	May 15 2009	Date:	May 15, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to PHL Variable Insurance Company and will be retained by PHL Variable Insurance Company and furnished to the Securities and Exchange Commission or its staff upon request.